                                                                   EXHIBIT 10.43


================================================================================

                            SENIOR SUBORDINATED NOTE

                               PURCHASE AGREEMENT

                                      Among

                            AURORA ELECTRONICS, INC.

                    WELSH, CARSON, ANDERSON & STOWE VII, L.P.

                                       and

                         The Several Other Persons Named

                              In Schedule I Hereto

                          Dated as of December 5, 1997

================================================================================

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
I.      PURCHASE AND SALE OF THE NOTES.....................................  1

        SECTION 1.01.  Purchase and Sale of the Notes......................  1
        SECTION 1.02.  Closing Date........................................  1

II.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY......................  2

        SECTION 2.01.  Organization and Qualification......................  2
        SECTION 2.02.  Subsidiaries........................................  2
        SECTION 2.03.  Capitalization......................................  3
        SECTION 2.04.  Authorization of Agreements, Etc....................  4
        SECTION 2.05.  Validity............................................  4
        SECTION 2.06.  Governmental Approvals..............................  4
        SECTION 2.07.  Financial Statements, Etc...........................  5
        SECTION 2.08.  SEC Filings.........................................  5
        SECTION 2.09.  Absence of Certain Changes or Events................  6
        SECTION 2.10.  Actions Pending.....................................  7
        SECTION 2.11.  Compliance with Law.................................. 7
        SECTION 2.12.  Offering of the Securities..........................  7
        SECTION 2.13.  Brokers.............................................. 8

III.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.................... 8

        SECTION 3.01.  Authorization........................................ 8
        SECTION 3.02.  Validity............................................  8
        SECTION 3.03.  Investment Representations..........................  8
        SECTION 3.04.  Government Approvals................................. 9

IV.     CONDITIONS PRECEDENT............................................... 10

        SECTION 4.01.  Conditions Precedent to the Obligations
                        of the Purchasers.................................. 10

V.      MISCELLANEOUS...................................................... 12

        SECTION 5.01.  Expenses, Etc....................................... 11
        SECTION 5.02.  Survival of Agreements.............................. 11
        SECTION 5.03.  Parties in Interest................................. 11
        SECTION 5.04.  Notices............................................. 12
        SECTION 5.05.  Entire Agreement; Assignment........................ 13

                                                                           Page
                                                                           ----
        SECTION 5.06.  Counterparts........................................ 13
        SECTION 5.07.  Governing Law....................................... 13

                     INDEX TO EXHIBITS, SCHEDULES AND ANNEX

Exhibit                  Description
-------                  -----------
  A                      Form of 10% Senior Subordinated Demand
                         Note

Schedule                 Description
--------                 -----------

  I                      Purchasers and Principal Amount of Notes

               SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT, dated as of December 5, 1997, among AURORA ELECTRONICS, INC., a Delaware corporation (the "Company"), WELSH, CARSON, ANDERSON & STOWE VII, L.P., a Delaware limited partnership ("WCAS VII"), and the several other persons named in Schedule I hereto (such persons, together with WCAS VII, being hereinafter called individually a "Purchaser" and collectively the "Purchasers").

               WHEREAS, the Company desires to sell to the Purchasers, and the Purchasers desire to purchase from the Company, on the terms and subject to the conditions set forth herein, 10% Senior Subordinated Demand Notes of the Company, in the aggregate principal amount of $2,800,000;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                       I.

                              PURCHASE AND SALE OF
                                    THE NOTES

               SECTION 1.01. Purchase and Sale of the Notes.

               (a) Subject to the terms and conditions set forth herein, on the Closing Date, the Company shall execute, sell and deliver to each Purchaser, and each Purchaser shall purchase from the Company, a 10% Senior Subordinated Demand Note of the Company in substantially the form attached hereto as Exhibit A, dated the Closing Date and registered in the name of such Purchaser, in the principal amount set forth opposite the name of such Purchaser on Schedule I hereto under the caption "Principal Amount of Note" (said notes, together with any PIK Notes (as defined therein) and together with any notes issued in exchange or substitution therefor, being hereinafter collectively called the "Notes").

               (b) On the Closing Date, as payment in full for the Notes being purchased by it hereunder, and against delivery thereof as aforesaid, each Purchaser shall transfer the amount set forth opposite such Purchaser's name on
Schedule I hereto under the caption "Principal Amount of Note" by wire transfer of immediately available funds to an account designated by the Company.

               SECTION 1.02. Closing Date. The closing of the sale and delivery of the Notes shall take place at the offices of Reboul, MacMurray, Hewitt, Maynard & Kristol, 45 Rockefeller Plaza, New York, New York, on December 5, 1997 (such date and time of the Closing being herein called the "Closing Date").

                                       II.

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

               The Company represents and warrants to the Purchasers as follows:

               SECTION 2.01. Organization and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the properties, assets, financial condition, prospects, operating results or business of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect").

               SECTION 2.02. Subsidiaries. (a) Except as set forth on Schedule
2.02 hereto, neither the Company nor any of its subsidiaries owns of record or beneficially, directly or indirectly, (i) any shares of outstanding capital stock or securities convertible into capital stock of any other corporation or
(ii) any participating interest in any partnership, joint venture or other non-corporate business enterprise. Each subsidiary of the Company is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease and operate its properties and assets and to carry on its business as it is now being conducted. Each subsidiary of the Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect. All the outstanding shares of capital stock of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable and, except as set forth on Schedule 2.02, are owned by the Company or by a wholly-owned subsidiary of the Company, free and clear of any liens, claims, charges, restrictions, rights of others, security interests, prior assignments or other encumbrances (collectively, "Claims"), and there are no proxies, voting or transfer agreements or understandings outstanding with respect to any such shares.

               (b) Schedule 2.02 includes a complete and accurate list of each subsidiary of the Company, indicating the jurisdiction of incorporation, each jurisdiction in which such subsidiary is qualified as a foreign corporation, its capital structure (including all authorized and outstanding shares), and the nature and level of ownership in such subsidiary by the Company, any subsidiary of the Company and any other person (for purposes of this Agreement, "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, or an unincorporated organization). Complete and correct copies of the Certificate of Incorporation and By-laws of the Company and of each subsidiary of the Company have previously been delivered to the Purchasers.

               (c) For purposes of this Agreement, the term "subsidiary", when used with respect to the Company, shall mean any corporation or other business entity, a majority of whose outstanding equity securities is at the time owned, directly or indirectly, by the Company and/or one or more other subsidiaries of the Company.

               SECTION 2.03. Capitalization.

               (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock and (ii) 1,000,000 shares of Preferred Stock, $.01 par value, of which 400,000 shares have been designated Convertible Preferred Stock, 25,000 shares have been designated Series B Convertible Preferred Stock, 25,000 shares have been designated Series C Convertible Preferred Stock and 20,000 shares have been designated Series D Convertible Preferred Stock. As of the date hereof, 6,847,563 shares of Common Stock, 400,000 shares of Convertible Preferred Stock, 25,000 of Series B Convertible Preferred Stock, 25,000 of Series C Convertible Preferred Stock and 20,000 shares of Series D Convertible Preferred Stock are issued and outstanding, all of which were duly authorized and validly issued and are fully paid and nonassessable.

               (b) Except as set forth in the Company SEC Filings or on Schedule
2.03 hereof, as of the date hereof, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of the Company or any of its subsidiaries is authorized or outstanding and (except as otherwise expressly contemplated by this Agreement) there is not any commitment of the Company or any of its subsidiaries to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Schedule 2.03 sets forth a complete and correct list of the number of warrants or options, including a listing of the vesting schedules thereof, held by each person with respect to the outstanding capital stock of the Company.

               (c) Except as set forth on Schedule 2.03, neither the Company nor any of its subsidiaries has any obligation (contingent or other) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

               SECTION 2.04. Authorization of Agreements, Etc. (a) Each of (i) the execution and delivery by the Company of this

Agreement, (ii) the performance by the Company of its obligations hereunder and
(iii) the issuance, sale and delivery by the Company of the Notes have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or By-laws of the Company, or any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any Claim in favor of any third person upon any of the properties or assets of the Company or any of its subsidiaries.

               (b) The issuance, sale and delivery of the Notes to the Purchasers hereunder is not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

               SECTION 2.05. Validity. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Notes, when issued and delivered in accordance with this Agreement, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

               SECTION 2.06. Governmental Approvals. Subject to the accuracy of the representations and warranties of the Purchasers set forth in Article III hereof, no registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary for the valid execution, delivery and performance of this Agreement or the issuance, sale and delivery of the Notes, other than such filings with and approvals of the Securities and Exchange Commission ("SEC") or any state securities commission or similar regulatory body as may be necessary in connection with the commencement or consummation of the transactions contemplated herein.

               SECTION 2.07. Financial Statements, Etc. (a) The Company has furnished to the Purchasers: (i) the audited consolidated balance sheet of the Company and its subsidiaries as of September 30, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal year then ended certified by Arthur Andersen LLP, the independent certified public accountants retained by the Company, and (ii) the unaudited consolidated balance sheet of the Company and its subsidiaries as of June 30, 1997 and the related consolidated statements of operations and cash flows for the nine months then ended, certified by the principal financial officer of the Company. All such financial statements (including any related schedules and/or notes) have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied and consistent with prior periods, (i) except that such interim statements are subject to year-end and audit adjustments (which consist of normal recurring accruals) and do not contain certain footnote disclosures, and (ii) except as otherwise disclosed in such financial statements or in the Company SEC Filings (as defined below). Such balance sheets fairly present in all material respects the financial position of the Company and its subsidiaries as of their respective dates, and such statements of operations, stockholders' equity and cash flows fairly present in all material respects the results of operations of the Company and its subsidiaries for the respective periods then ended, subject, in the case of unaudited financial statements, to normal year-end and audit adjustments and the absence of certain footnote disclosures.

               (b) Except as and to the extent (i) reflected on the consolidated balance sheet of the Company and its subsidiaries as of September 30, 1996 (the "September 30, 1996 Balance Sheet"), (ii) incurred since September 30, 1996 in the ordinary course of business consistent with past practice, or (iii) set forth on Schedule 2.07 hereto, neither the Company nor any of its subsidiaries has any material liabilities or obligations of any kind or nature, whether known or unknown, secured or unsecured, absolute, accrued, contingent or otherwise, and whether due or to become due, that would be required to be reflected on a balance sheet, or the notes thereto, prepared in accordance with GAAP.

Since September 30, 1996, neither the Company nor any of its subsidiaries has suffered any Material Adverse Effect.

               SECTION 2.08. SEC Filings. The Company has filed all forms, reports and documents required to be filed with the SEC since September 30, 1992, and the Company has made available to the Purchasers, as filed with the SEC, complete and accurate copies of (i) the Annual Report of the Company on Form 10-K for the year ended September 30, 1996, and (ii) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by the Company with the SEC since September 30, 1992, in each case including all amendments and supplements (collectively, the "Company SEC Filings"). The Company SEC Filings (including, without limitation, any financial statements or schedules included therein) (a) were prepared in compliance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the case may be, and (b) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               SECTION 2.09. Absence of Certain Changes or Events. Except as set forth on Schedule 2.09 hereto or as otherwise disclosed in the Company SEC Filings or the financial statements of the Company and its subsidiaries as of and for the nine months ended June 30, 1997 referred to above, and except as otherwise expressly contemplated by this Agreement, since September 30, 1996, neither the Company nor any of its subsidiaries has (i) issued any stock, bonds or other corporate securities; (ii) borrowed or refinanced any amount or incurred any material liabilities (absolute or contingent), other than revolving credit facility borrowings and trade payables incurred in the ordinary course of business consistent with past practice; (iii) discharged or satisfied any material Claim or incurred or paid any obligation or liability (absolute or contingent) other than current liabilities shown on the September 30, 1996 Balance Sheet and current liabilities incurred since the date of such balance sheet in the ordinary course of business consistent with past practice; (iv) declared or made any payment or distribution to stockholders, or purchased or redeemed any shares of its capital stock or other securities; (v) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible, other than liens for current real property taxes not yet due and payable; (vi) sold, assigned or transferred any of its tangible assets, or cancelled any debts or Claims, except in the ordinary course of business consistent with past practice; (vii) sold, assigned or transferred any patents, trademarks and trade names, trademark and trade name registrations, servicemark, brandmark and brand name registrations and copyrights, the applications therefor and the licenses with respect thereto or other intangible assets; (viii) waived any rights of substantial value, whether or not in the ordinary course of business; (ix) made any material increase in the compensation (including, without limitation, the rate of commissions) payable to, or any payment of a material cash bonus to any director, officer, employee of, or consultant or agent to, the Company or any of its subsidiaries or any other material change in the terms or conditions of any employment relationship; (x) announced any plan or legally binding commitment to create any employee benefit plan, program or arrangement or to amend or modify in any material respect any existing employee benefit plan, program or arrangement;
(xi) eliminated the vesting conditions or otherwise accelerated the payment of any compensation, including any stock options; or (xii) except in connection with this Agreement and the transactions contemplated hereby, entered into any agreement, letter of intent or similar undertaking to take any of the actions listed in clauses (i) through (xi) above.

               SECTION 2.10. Actions Pending. Except (i) for any actions, suits, investigations or proceedings which individually do not involve claims against the Company or any of its subsidiaries for more than $50,000, (ii) as set forth on Schedule 2.10 hereto, or (iii) as set forth in the Company SEC Filings, there is no action, suit, investigation or proceeding pending or, to the best knowledge of the Company, threatened against or affecting the Company, or any of its properties or rights, before any court or by or before any governmental body or arbitration board or tribunal. Except as set forth on Schedule 2.10 hereto, there is no judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company.

               SECTION 2.11. Compliance with Law. Neither the Company nor any of its subsidiaries is in default in any respect under any order or decree of any court, governmental authority, arbitrator or arbitration board or tribunal or under any laws, ordinances, governmental rules or regulations to which the Company or any of such subsidiaries or any of their respective properties or assets is subject, except where such default would not have a Material Adverse Effect.

               SECTION 2.12. Offering of the Securities. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering or sale of the Notes or any similar securities of the Company has offered any such securities for sale to, or solicited any offers to buy any such securities from, or otherwise approached or negotiated with respect thereto with, any person or persons, under circumstances that involved the use of any form of general advertising or solicitation as such terms are defined in Regulation D of the Securities Act; and, assuming the accuracy of the representations and warranties of the Purchasers set forth in
Article III hereof, neither the Company nor any person acting on the Company's behalf has taken or will take any action (including, without limitation, any offer, issuance or sale of any securities of the Company under circumstances which might require the integration of such transactions with the sale of the Notes under the Securities Act or the rules and regulations of the SEC thereunder) which would subject the offering, issuance or sale of the Notes to the Purchasers to the registration provisions of the Securities Act.

               SECTION 2.13. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Company directly with the Purchasers, without the intervention of any other person on behalf of the Company in such manner as to give rise to any valid claim by any other person against the Purchasers for a finder's fee, brokerage commission or similar payment.

                                      III.

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

               Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

               SECTION 3.01. Authorization. The execution, delivery and performance by such Purchaser of this Agreement and the purchase and receipt by such Purchaser of the Notes being acquired by it hereunder, have been duly authorized by all requisite action on the part of such Purchaser, and will not violate any provision of law, any order of any court or other agency of government, the charter or other governing documents of such Purchaser, or any provision of any indenture, agreement or other instrument by which such Purchaser or any of such Purchaser's properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in any Claim upon any of the properties or assets of such Purchaser.

               SECTION 3.02. Validity. This Agreement has been duly executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms.

               SECTION 3.03. Investment Representations.

               (a) Such Purchaser is acquiring the Notes being purchased by such Purchaser hereunder for such Purchaser's own account, for investment, and not with a view toward the resale or distribution thereof.

               (b) Such Purchaser understands that he, she or it, as the case may be, must bear the economic risk of such Purchaser's investment for an indefinite period of time because the Notes are not registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. Such Purchaser also understands that it is not contemplated that any registration will be made under the Securities Act or that the Company will take steps which will make the provisions of Rule 144 under the Securities Act available to permit resale of the Notes.

               (c) Such Purchaser is able to fend for itself in the transactions contemplated by this Agreement and such Purchaser has the ability to bear the economic risks of the investment in the Notes being purchased by it hereunder for an indefinite period of time. Such Purchaser further acknowledges that he, she or it, as the case may be, has received copies of the Company SEC Filings and has had the opportunity to ask questions of, and receive answers from, officers of the Company with respect to the business and financial condition of the Company and the terms and conditions of the offering of the Notes and to obtain additional information necessary to verify such information or can acquire it without unreasonable effort or expense.

               (d) Such Purchaser has such knowledge and experience in financial and business matters that such Purchaser is capable of evaluating the merits and risks of its investment in the Notes. Such Purchaser further represents that he, she or it, as the case may be, is an "accredited investor" as such term is defined in Rule 501 of Regulation D of the SEC under the Securities Act with respect to its purchase of the Notes, and that any such Purchaser that is a limited partnership has not been formed solely for the purpose of purchasing the Notes.

               (e) If such Purchaser is a limited partnership, such Purchaser represents that it has been organized and is existing as a limited partnership under the laws of the State of Delaware.

               SECTION 3.04. Governmental Approvals. No registration or filing with, or consent or approval of, or other action by, any Federal, state or other governmental agency or instrumentality is or will be necessary by such Purchaser for the valid execution, delivery and performance of this Agreement.

                                       IV.

                              CONDITIONS PRECEDENT

               SECTION 4.01. Conditions Precedent to the Obligations of the Purchasers. The obligations of the Purchasers hereunder are, at their option, subject to the satisfaction, on or before the Closing Date, of the following conditions:

               (a) Opinion of Counsel. The Purchasers shall have received from Hughes & Luce L.L.P., counsel for the Company, an opinion dated the Closing Date, satisfactory in form and substance to the Purchasers and their counsel.

               (b) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken by the Company and all waivers and consents to be obtained by the Company in connection with the transactions contemplated hereby shall have been taken or obtained by the Company and all documents incident thereto shall be satisfactory in form and substance to the Purchasers and their counsel.

               (c) Supporting Documents. On or prior to the Closing Date the Purchasers and their counsel shall have received copies of the following supporting documents:

               (i) copies of (1) the Certificate of Incorporation of the Company and the charter documents of each of its subsidiaries, including all amendments thereto, certified as of a recent date by the Secretary of State or the appropriate official of the relevant state of incorporation, (2) certificates of said Secretary or official, dated as of a recent date, as to the due incorporation and good standing of the Company and each such subsidiary, and listing all documents on file with said official, and (3) a telegram or facsimile from said Secretary or official as of the close of business on the next business day preceding the Closing Date as to the continued due incorporation and good standing of the Company and each such subsidiary and to the effect that no amendment to the respective charter documents of such corporations has been filed since the date of the certificate referred to in clause (2) above; and

               (ii) a certificate of the Secretary or an Assistant Secretary of the Company, dated the Closing Date and certifying (1) that the By-laws of the Company as in effect on the date of such certification have not been amended since May 20, 1993; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the issuance, sale and delivery of the Notes and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement; (3) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i)(2) above; and (4) as to the incumbency and specimen signature of each officer of the Company executing this Agreement, the Notes and any certificate or instrument furnished pursuant hereto, and a certification by another officer of said corporation as to the incumbency and signature of the officer signing the certificate referred to in this paragraph (ii).

        All such documents shall be satisfactory in form and substance to the Purchasers and their counsel.

                                       V.

                                  MISCELLANEOUS

               SECTION 5.01. Expenses, Etc. The Company shall reimburse WCAS VII or pay on its behalf any reasonable fees and expenses incurred by WCAS VII in connection with the negotiation and preparation of this Agreement and the related documents contemplated hereby. For purposes hereof, the "fees and expenses incurred by WCAS VII" shall include, without limitation, the fees, disbursements and expenses of counsel, accountants, financial advisors and other experts retained by WCAS VII in connection with this Agreement and the transactions contemplated hereby.

               SECTION 5.02. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the issuance, sale and delivery of the Notes pursuant hereto, notwithstanding any investigation made at any time by or on behalf of any party hereto. All statements contained in any certificate or other instrument delivered by the Company hereunder shall be deemed to constitute representations and warranties made by the Company.

               SECTION 5.03. Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any party hereto shall bind and inure to the benefit of the respective successors and assigns of such party hereto whether so expressed or not.

               SECTION 5.04. Notices. Any notice or other communications required or permitted hereunder shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class certified mail, postage pre-paid, by nationally recognized overnight courier, or by telecopy addressed to such party at the address or telecopy number set forth below or such other address or telecopy number as may hereafter be designated in writing by the addressee to the addressor listing all parties:

               if to the Company, to:

                      Aurora Electronics, Inc.
                      9477 Waples Street, Suite 150
                      San Diego, California  92121
                      Telecopy Number:  (619) 552-8942
                      Attention: President

                      with a copy to:

                      Hughes & Luce, L.L.P.
                      1717 Main Street

                      Dallas, Texas 75201
                      Telecopy Number: (214) 939-6100
                      Attention: Alan J. Bogdanow, Esq.
                                 Kenneth G. Hawari, Esq.

               if to any Purchaser, to:

                      Welsh, Carson, Anderson & Stowe
                      320 Park Avenue, Suite 2500
                      New York, New York 10022-6815
                      Telecopy Number: (212) 893-9575
                      Attention: Richard H. Stowe
                                 Thomas E. McInerney

                      with a copy to:

                      Reboul, MacMurray, Hewitt, Maynard & Kristol
                      45 Rockefeller Plaza
                      New York, New York 10111
                      Telecopy Number: (212) 841-5725
                      Attention: William J. Hewitt, Esq.

or, in any case, at such other address or addresses as shall have been furnished in writing by such party to the other parties hereto. All such notices, requests, consents and other communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of mailing, on the fifth business day following the date of such mailing, (c) in the case of delivery by overnight courier, on the business day following the date of delivery to such courier, and (d) in the case of telecopy, when received.

               SECTION 5.05. Entire Agreement; Assignment. This Agreement (including the Schedules and Exhibits hereto) and the Notes constitute the entire agreement of the parties with respect to the subject matter hereof and may not be amended or modified nor any provisions waived except in a writing signed by the Company and the Purchasers. This Agreement shall not be assigned by operation of law of otherwise without the consent of the other parties hereto.

               SECTION 5.06. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               SECTION 5.07. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement as of the day and year first above written.

                                       AURORA ELECTRONICS, INC.

                                       By
                                         ---------------------------------------
                                                   Jim C. Cowart
                                                   Chairman and
                                                   Chief Executive Officer

                                       WELSH, CARSON, ANDERSON & STOWE VII, L.P.
                                       By WCAS VII Partners, L.P.,
                                                   General Partner
                                       By
                                         ---------------------------------------
                                                   General Partner

                                       WCAS INFORMATION PARTNERS, L.P.
                                       By WCAS Info Partners,
                                                   General Partner
                                       By
                                         ---------------------------------------
                                                   General Partner


                                       Bruce K. Anderson
                                       Russell L. Carson
                                       Anthony J. de Nicola
                                       Thomas E. McInerney
                                       James B. Hoover
                                       Robert A. Minicucci
                                       Andrew M. Paul
                                       Paul B. Queally
                                       Richard H. Stowe

                                       Laura M. VanBuren
                                       Patrick J. Welsh



                                       By
                                         ---------------------------------------
                                                   Laura M. VanBuren
                                                   Individually and
                                                   as Attorney-in-Fact

                                   Schedule I

Name of Purchaser                                  Principal Amount of Note
-----------------                                  ------------------------
Welsh, Carson, Anderson &
  Stowe VII, L.P.                                          2,660,600

WCAS Information Partners, L.P.                               36,300

Patrick J. Welsh                                              14,500
Russell L. Carson                                             21,800
Bruce K. Anderson                                             21,800
Richard H. Stowe                                              10,900
Andrew M. Paul                                                 7,300
Thomas E. McInerney                                           12,700
Laura VanBuren                                                   700
James B. Hoover                                                3,600
Robert A. Minicucci                                            5,800
Anthony J. de Nicola                                           2,900
Paul B. Queally                                                1,100
                                                           ---------
            Total                                          2,800,000
                                                           =========